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                                                 Exhibit (1) 6(b)

                                     BYLAWS
                                       of
             Allmerica Financial Life Insurance and Annuity Company
                           (Effective October 1, 1995)



                                    ARTICLE I
                            Meetings of Stockholders

1. The Annual Meeting shall be held on the second Wednesday of April of each year but if that day is a legal holiday at the place of meeting, the meeting shall be held on the next following business day not a holiday. If more than fifteen months are allowed to elapse without an annual stockholders' meeting being held, any stockholder may call such a meeting to be held. The place of any Annual Meeting may be outside of the State of Delaware and shall be fixed from time to time by the Board of Directors.

2. The business to be transacted at the Annual Meeting shall be the election of Directors, to receive and consider reports of the Corporation's Officers, and such other business as shall properly be brought before the meeting.

3. At least ten days notice of each Annual Meeting, unless waived in writing, stating the place, day, and hour thereof shall be given by the Secretary to each stockholder by mailing postage prepaid to his address as it appears on the Corporation's books; and no amendments to the Corporation's Articles of Incorporation may be made at any meeting of the stockholders unless the proposal to so amend is included in the notice of the meeting.

4. At any time upon written request of the President, any Director, or stockholders holding in the aggregate one-third of the voting rights of all stock outstanding, it shall be the duty of the Secretary to call a special meeting of stockholders to be held at any such time as the Secretary may fix in the written notice thereof, not less than five nor more than sixty days after the receipt of request. If the Secretary fails to issue such call, the Director or stockholders making the request may do so. The notice shall state the purpose of the meeting and no business of which notice is not so given shall be transacted at such meeting.

5. The presence in person or by proxy of the holders of the majority of the shares of stock outstanding and entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of stockholders leaving less than a quorum.

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6.   If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time as they may determine, but in the case of any meeting called for the election of any Director, the adjournment must be to the next day and those who attend the adjourned meeting although less than a quorum as otherwise provided herein shall nevertheless constitute a quorum for the purpose of electing a Director.

7. If any necessary Officer fails to attend a stockholders' meeting any stockholder present may be elected to act temporarily in lieu of such absent Officer.

8. An annual or special meeting of stockholders may be adjourned to another date without new notice being given.

9. Any action required or permitted to be taken at any annual meeting or special meeting of the stockholders may be taken without a meeting, without prior notice, if a consent in writing setting forth the actions so taken is signed by the holders of all of the outstanding stock of the Company.


                                   ARTICLE II
                      Stockholders Voting and Other Rights

1. At each meeting of stockholders and upon each proposal presented at each meeting each stockholder of record shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date as hereafter established.

2. A stockholder may vote or be represented at any stockholders' meeting in person or by written proxy, which may be revoked at will. The revocation of a proxy shall not be effective until written notice thereof has been filed with the Secretary of the Corporation.

3. Unless otherwise provided by law, the Articles of Incorporation, or these Bylaws, all questions shall be determined by the holders of a majority of the capital stock voting thereon.

4.   The following shall be referred to as a record event:
     (a)  a meeting of stockholders,
     (b)  the payment of any dividend,
     (c)  the allotment of rights,
     (d)  a change, conversion, or exchange of capital stock.

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                                   ARTICLE III
                                    Directors

1. The number of Directors which shall constitute the whole Board shall be not less than three nor more than fifteen. The Directors shall be elected at the Annual Meeting of Stockholders except as hereinafter provided, and each Director elected shall hold office for one year or until his successor is elected and qualified. The Directors need not be stockholders or residents of the State of Delaware.

2. Vacancies in the Board of Directors may be filled by the remaining members of the Board, and each person so elected shall be a Director until his successor is elected by the stockholders at the next Annual Meeting of Stockholders or at any special meeting of stockholders called for that purpose and held prior to such Annual Meeting.

3. The Board of Directors may establish the position of Chairman of the Board and Vice Chairman of the Board and shall choose from among its members for such positions. The Chairman of the Board as so chosen shall preside at meetings of the Board and perform such other duties as are assigned to him by the Board. If the Chairman is absent or unable to discharge the duties of his office, the Vice Chairman may act in his stead.

4. The Board of Directors shall determine the amount of any expense reimbursement or remuneration to be paid to its members for attendance at meetings.


                                   ARTICLE IV
                       Meetings of the Board of Directors

1. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

2. The Board of Directors shall hold an organizational meeting immediately after the Annual Meeting of Stockholders or at such time as may be fixed by written consent of a majority of all Directors or by notice given by the President or Secretary.

3. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.

4. Special meetings of the Board may be called by the President on five days notice to each Director. Special meetings shall be called by the President or Secretary on like notice on the written request of a majority of the entire Board of Directors. The notice shall indicate the purpose, time, and place of the special meeting.

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5.   At the meeting of the Board, a majority or five of the Directors, whichever is less, shall constitute a quorum for the transaction of business. The concurrence of a majority of Directors present at any meeting at which there is a quorum shall constitute the act of the Board of Directors except as may be otherwise provided by law.

6. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board or such Committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or Committee.


                                    ARTICLE V
                                   Committees

1. The Board of Directors may elect, from its membership, a Finance Committee of not less than five Directors, who shall have charge of the investment, sale, loan, or deposit of funds under the ownership, direction, or control of the Corporation.

2. The Board may also appoint from its own members, and where permitted by law, from the Officers and/or employees, other standing committees and temporary committees, vesting such committees with such powers and prescribing such duties as the Board shall determine.

3. Each Committee shall keep regular minutes of its meetings and cause them to be recorded in books to be kept for that purpose and shall report to the Board from time to time as the Board may request.


                                   ARTICLE VI
                                    Officers

1. The Board of Directors shall choose a President, who shall be a Director, a Secretary, and a Treasurer. The Directors may also choose one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers and such other Officers as may be deemed necessary. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

2. Any person may hold two (2) or more offices, except that the President shall not be also the Secretary or Assistant Secretary.

3. The Officers shall hold office for one year and until their successors are elected and qualified but the Board may remove any officer at will.

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                                   ARTICLE VII
                               Duties of Officers

1. The Chief Executive Officer of the Corporation shall be the Chairman of the Board, or the President, as determined by the Directors, and shall, subject to the Board of Directors, direct and manage the affairs of the Corporation. If the Chairman of the Board and Vice Chairman of the Board are both absent or unable to discharge their duties, the President may fulfill the duties of the Chairman of the Board.

2. If the President is absent or unable to discharge the duties of his office, a Vice President may act in his stead. The Chairman of the Board, if he is the Chief Executive Officer, the President, or any one of the Vice Presidents shall have the authority to transfer securities, execute releases, extensions, partial releases, or assignments without recourse of mortgages, to execute deeds and other instruments or documents, including contracts or insurance and annuities, on the part of the Company and whenever necessary to affix the Seal of the Company to the same. The Chairman of the Board, the President, or any Vice President may, whenever necessary, delegate this authority to perform any of the acts referred to in this paragraph to any person pursuant to a special power-of-attorney.

3. The Secretary shall keep a list of stockholders and of the number of shares standing in the name of each and a record of the transfers thereof. He shall keep a record of the votes and all other proceedings of all meetings of the Directors and stockholders; and such other books and records as the Chief Executive Officer or Directors may require. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors. He shall have custody of the corporate records and Corporate Seal and shall have the authority to affix the same to any instrument requiring it; and when so affixed, it may be attested by his signature or the signature of an Assistant Secretary; he shall also perform all acts usually incident to the office of Secretary.

4. If the Secretary is absent or unable to discharge the duties of his office, an Assistant Secretary may act.

5. The Treasurer shall have charge of all monies and securities of the Company; and he shall collect all profits from investments which the Company records establish to be due.

6. The Treasurer shall have authority to transfer securities, to execute releases, extensions, partial releases, and assignments without recourse of mortgages, to execute deeds and other instruments or documents on behalf of the Company, and whenever necessary, to affix the Seal of the Company to the same. He shall have the power to vote on behalf of the Company in any case where

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the Company as the holder of any securities had the authority to vote.

7. If the Treasurer is absent or unable to discharge the duties of his office, an Assistant Treasurer may act.


                                  ARTICLE VIII
                    Indemnification of Directors and Officers

     Each Director and each Officer of the Corporation, whether or not in office, (and his executors or administrators), shall be indemnified or reimbursed by the Corporation against all expenses actually and necessarily incurred by him in the defense or reasonable settlement of any action, suit, or proceeding in which he is made a party by reason of his being or having been a Director or Officer of the Corporation, including any sums paid in settlement or to discharge judgment, except in relation to matters as to which he shall be finally adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director or Officer; and the foregoing right of indemnification or reimbursement shall not affect any other rights to which he may be entitled under the Articles of Incorporation, any statute, bylaw, agreement, vote of stockholders, or otherwise.


                                   ARTICLE IX
                                     Notice

     Whenever any notice is required to be given under the provisions of statutes, the Articles of Incorporation, or these Bylaws, a waiver thereof, in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice unless attendance is for the purpose of objecting to the transaction of business.


                                    ARTICLE X
                                 Corporate Seal

     The Corporation's Corporate Seal shall contain the words, "Allmerica Financial Life Insurance and Annuity Company," surrounding the words, "Corporate Seal," and the same may be altered by the Board of Directors.

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                                   ARTICLE XI
                                    Amendment

     These Bylaws may be amended or repealed by the Directors or by majority vote of the shares of stock outstanding and entitled to vote.

     I hereby certify that the foregoing is a true copy of the Bylaws of said Company in force on this date.

     WITNESS my hand and the seal of said Company at Worcester, Massachusetts, this _____ day of ________________, 19___.





____________________________
Secretary



(SEAL)



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